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                                                    EXHIBIT 23

                      AMOCO CORPORATION

                      _________________

             CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-65153, 33-58063, 33-52575, 33-66170, 33-51475, 33-55748, 33-42950, 33-52579, 33-
40099, and 33-5332) and in the Prospectuses constituting part of the Registration Statements on Forms S-3 (Nos. 33-11635, 33-61389-01, and 33-63811) of Amoco Corporation of our report dated February 27, 1996 appearing in Item 8 of this Form 10-K.



PRICE WATERHOUSE LLP

Chicago, Illinois
March  22, 1996